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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of 3Dshopping.com on Form S-8 of our report dated September 2, 1999 included in the Annual Report on Form 10-K of 3Dshopping.com for the year ended June 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

FRIEDMAN, MINSK, COLE & FASTOVSKY

Friedman, Minsk, Cole & Fastovsky
June 29, 2000